                                                                   Exhibit 10.11

                               SERVICES AGREEMENT

         THIS SERVICES AGREEMENT (the "Agreement") is entered into as of September 13, 2001 between PG&E Energy Trading-Power, L.P. ("PGET"), a Delaware limited partnership, having an office at 7500 Old Georgetown Road, Bethesda, MD 20814, and Buzzard Power Corporation ("Buzzard"), a Delaware corporation having an office at 2151 Lisbon Road, Kennerdell, PA 16374, collectively referred to herein as the "Parties".

         WHEREAS, Buzzard expects to own, as lessee of the Scrubgrass generating facility, certain NOx emission allowances and wishes to engage PGET to perform certain marketing services relating to such allowances pursuant to the terms and conditions set forth in this Agreement; and

         WHEREAS, PGET wishes to perform such services;

         NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties, intending to be bound hereby, agree as follows:

         SECTION 1.               SERVICES.
                                  --------

         Pursuant to separate transaction agreements between the Parties, substantially in the form of Exhibit A attached hereto (subject to Section 2 below), to be executed on or before December 1, 2001 (the "Buzzard/PGET Sale Documents"), Buzzard shall sell, and PGET shall purchase, the quantity of NOx emission allowances identified on Exhibit B attached hereto (the "Identified Allowances"). Pursuant to the terms hereof, PGET shall use commercially reasonable efforts to resell the Identified Allowances, on or before November 15, 2001, to a third party at the highest available price (the "Third Party Sale Price"); provided, however, that Buzzard may direct PGET, from time to time, to sell any or all of the Identified Allowances on terms acceptable to Buzzard. Each Party expressly acknowledges and agrees that PGET shall not act as or be an agent for Buzzard.

         SECTION 2.               COMPENSATION.
                                  ------------

         (a) In consideration of PGET's services in reselling the Identified Allowances, the price payable by ET for each Identified Allowance to Buzzard, as set forth in the Buzzard /PGET Sale Documents, shall be equal to:

         Third Party Sale Price - $35 - ( 25% x Profit);

         Where: Profit = Average Third Party Sale Price for the 5-year stream indicated in Exhibit B - Benchmark Price; provided however, that if Profit equals a negative value, Profit shall be deemed to equal zero; and Benchmark Price = $5,000, if Exhibit B reflects a
                                                3-year stream; or
                                             $4,000, if Exhibit B reflects a
                                                5-year stream

                            NO CONSEQUENTIAL DAMAGES.
                            ------------------------
Neither Party shall be liable to the other Party for any consequential or indirect losses or damages that may be incurred in connection with the services provided hereunder, including, without limitation, loss of use, lost profits or revenues, cost of capital, or loss of goodwill.

                                 GOVERNING LAW.
                                 -------------
         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                           EXECUTION IN COUNTERPARTS.
                           -------------------------
         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

                                              BUZZARD:

                                              BUZZARD POWER CORPORATION

                                              By: /s/ Joseph E. Cresci
                                                  ---------------------------
                                                  Name: Joseph E. Cresci
                                                  Title: Vice President

                                              ACKNOWLEDGED AND AGREED TO:

                                              SCRUBGRASS GENERATING COMPANY,
                                              L.P.

                                              By: /s/ P. Chrisman Iribe
                                                  ---------------------------
                                                  Name: P. Chrisman Iribe
                                                  Title: President

                                              SELLER:

                                              PG&E ENERGY TRADING - POWER, L.P.
                                              BY PG&E ENERGY TRADING HOLDINGS
                                              CORPORATION, ITS SOLE GENERAL
                                              PARTNER

                                              By: /s/ Lyndell E. Maddox
                                                  ---------------------------
                                                  Name: Lyndell E. Maddox
                                                  Title: President & CEO

                                    Exhibit A

October 29, 2001

Scrubgrass Generating Company, L.P.
RR1, Box 238
Kennerdell, PA  16374

Fax: (814) 385-6661

RE:  NOx Transaction

         This letter shall confirm the agreement reached between PG&E Energy Trading - Power, L.P. ("PGET") and Buzzard Power Corporation ("Counterparty") regarding the transaction set forth below.

Introduction:               The Clean Air Act contains a program for control of
                            NOx emissions, under which parties may buy and sell
                            NOx Emission Allowances which are valid for NOx emissions emitted from May 1 - September 30 of each year 1999-2002 (the "Ozone Season"). The NOx
                            Emission Allowance program is administered by EPA, pursuant to regulations issued by that agency under the Clean Air Act. Buyer and Seller expect this program to be continued for the Ozone Seasons of years 2003-2007. Seller is interested in selling certain NOx Emission Allowances for vintage years
                            2003, 2004, 2005, 2006, and 2007, and Buyer is
                            interested in purchasing those same Allowances.

Commodity:                  NOx Emission Allowances

Trade Date:                 October 22, 2001

Seller:                     Counterparty

Buyer:                      PGET

Vintage Year(s):            2003, 2004, 2005, 2006, 2007

Contract Quantity:          150 Allowances for 2003, 140 Allowances per year for
                            2004 through 2007, (710 total)

Price(s):                   $3,420 per NOx Emission Allowance for Vintage 2003,
                            $3,420 per NOx Emission Allowance for Vintage 2004,
                            $3,420 per NOx Emission Allowance for Vintage 2005
                            $3,420 per NOx Emission Allowance for Vintage 2006
                            $3,420 per NOx Emission Allowance for Vintage 2007

Condition Precedent:        Buyer and Seller recognize the NOx Allowances are
                            originating from the Commonwealth of Pennsylvania
                            Department of Environmental Protection ("DEP"), and as such, if Pennsylvania DEP and EPA have not funded
                            Seller's EPA NOx account by _____ of each Vintage
                            Year, neither Seller nor Buyer shall have any obligation hereunder for that respective Vintage
                            Year's Allowances. However, all obligations to deliver subsequent Vintage Year's Allowances shall continue consistent with the terms set forth herein.

Delivery/Documentation:     Within 10 business days of the EPA's funding of
                            Seller's EPA NOx Allowance Tracking System ("NATS") account of each Vintage Years' Allowances, Seller will deliver a partially executed Allowance Transfer
                            Form or its legal equivalent ("ATF") to Buyer, authorizing the transfer of the Contract Quantity from Seller's account into the appropriate to Buyer's account.

                            PGET's EPA NATS account information:
                            NOx:
                            AAR:  Sarah M. Barpoulis, 1073
                            ALT:  Lisa Wildes, 1813
                            NATS Acct. # 999900000014

                            Counterparty's EPA NATS account information:
                            NOx:
                            AAR:______________________, #_______
                            NATS Acct. #

                            Within three business days of receiving the ATF or its legal equivalent, Buyer will execute the form and cause it to be placed on file with the EPA in accordance with all applicable regulations.

                            Buyer may, with Seller's prior written approval, modify any documentation provided by Seller prior to its submission to the EPA. Buyer will promptly furnish to Seller or its designated representative copies of any documentation which Buyer submits to the EPA to effectuate this transfer. Excluded from this requirement is documentation concerning Buyer's confidential matters.

                            Upon notification by the EPA that the transfer contemplated by this transaction letter will not be recorded, the parties shall promptly confer, and then they shall cooperate in taking all reasonable actions necessary to cure any defects in the proposed transfer, so that the transfer can be recorded.

Payment: For each Vintage Years' Allowances, payment shall be made by Buyer in immediately available funds (U.S. Dollars) by wire transfer to Seller's account specified below (or in such other form as reasonably requested by Seller) within three Business Days of written or electronic notification by the EPA that the Vintage Years' Allowances have been transferred from Seller to Buyer.

Additional Terms and        This transaction is subject to the Additional Terms
Conditions:                 and Conditions set forth below.

Definitions:                "Allowance" means a NOx Emission Allowance, as
                            defined by the Clean Air Act and regulated by the EPA.

                            "Clean Air Act" means Title IV of the Clean Air Act Amendments of 1990 (effective November 15, 1990) as well as any amendments thereto and regulations promulgated thereunder, all of which are the basis for the federal air pollution control program for NOx emissions.

                            "Confidential Information" means all oral and written information exchanged between Seller and Buyer with respect to the pricing of Allowances hereunder. The following exceptions, however, do not constitute Confidential Information for the purposes of this transaction: (a) information that is or becomes generally available to the public other than as a result of a disclosure by either party in violation of this transaction letter; (b) information that was already known by either party on a non-confidential basis prior to this transaction letter; and (c) information that becomes available to either party on a non-confidential basis from a source other than the other party if such source was not subject to any prohibition against disclosing the information to such party.

                            "EPA" means the United States Environmental
                            Protection Agency or any successor agency with similar jurisdiction.

                        ADDITIONAL TERMS AND CONDITIONS
                        -------------------------------

Netting. If Buyer and Seller are each required to pay an amount to the other on
-------
the same day, then such amounts with respect to each party may be aggregated and the parties may discharge their obligations to pay through netting, in which case the party, if any, owing the greater aggregate amount shall pay to the other party the difference between the amounts owed.

Security. If a party (the "Beneficiary Party") reasonably determines that the
--------
other party's creditworthiness, financial responsibility or performance viability is unsatisfactory, the Beneficiary Party may require Performance Assurance. "Performance Assurance" means, at the option of the Beneficiary
Party: (i) the posting of a letter of credit; (ii) a cash prepayment; or (iii) the posting of other acceptable collateral or security by the party with impaired credit. The Performance Assurance shall be delivered within two (2) business days of the date of such request.

Events of Default. An "Event of Default" shall mean with respect to a party
-----------------
("Defaulting Party"): (i) any representation or warranty made by the Defaulting Party herein shall at any time prove to be false or misleading in any material respect; (ii) the failure by the Defaulting Party to perform any covenant set forth herein; (iii) the Defaulting Party shall make an assignment or any general arrangement for the benefit of its creditors, files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors, or has such a petition filed against it and such proceeding remains undismissed for 30 days, otherwise becomes bankrupt or insolvent (however evidenced), or becomes unable to pay its debts as they fall due (each of the foregoing shall be referred to as a "Bankruptcy Proceeding"); (iv) the occurrence of a material adverse change with respect to the Defaulting Party; provided, such material adverse change shall not be considered an Event of Default if the Defaulting Party establishes and maintains for so long as the material adverse change is continuing, Performance Assurance for the benefit of the other party (the "Non-Defaulting Party") in a form and amount reasonably acceptable to the Non-Defaulting Party;
(vi) the failure by the Defaulting Party to establish, maintain, extend or increase Performance Assurance when required pursuant to this transaction; (vii) in the event a party has posted a guarantee, the failure by the guarantor of the Defaulting Party to perform any covenant set forth in the guarantee it delivered in respect of any such transaction, any representation or warranty made by such guarantor shall prove to have been false or misleading in any material respect when made or when deemed to be repeated, or the guaranty shall expire or be terminated or shall in any way cease to guaranty the obligations of the Defaulting Party hereunder; or (viii) the guarantor of the Defaulting Party shall be subject to a Bankruptcy Proceeding.

Remedies upon an Event of Default.
---------------------------------

(a) In the event of a default by Buyer, this transaction can be terminated immediately by Seller upon written notice to Buyer. Upon such termination, Buyer will be obligated to pay Seller damages equal to the positive difference, if any, between (a) the aggregate price set forth in this transaction and (b) the aggregate market price of these Allowances as of the date of termination, to be determined based upon the average of two quotes from brokerage firms or third-party intermediaries reasonably selected by Seller, net of reasonably expected transaction costs. If Buyer has already made a partial payment to Seller, the amount owed under this provision will be decreased by that amount already paid. Except with respect to breaches of Buyer's obligations under Confidentiality, no other damages will be available to Seller.
      ---------------

(b) In the event of a default by Seller, this transaction can be terminated immediately by Buyer upon written notice to Seller. Upon such termination, Seller will be obligated to pay Buyer an amount equal to the cost to Buyer (including its transaction costs) of purchasing Allowances equivalent to those that were to be delivered under this transaction but which Seller failed to deliver, less the cost that Buyer would have had to pay Seller for the same number of Allowances. Except with respect to breaches of Seller's obligations under Confidentiality, no other damages will be available to Buyer.
      ---------------

Audit. Each party has the right, at its sole expense, to examine the records of
-----
the other party during normal business hours to the extent reasonably necessary to verify the accuracy of any statement rendered to such party. If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments made pursuant to such inaccurate statement shall be adjusted; provided, however, that such adjustments shall be made prior to the lapse of one calendar year following the date on which the inaccurate statement was delivered.

Late Payments. All overdue payments shall bear interest from (and including) the
-------------
due date to (but excluding) the date of payment at a rate equal to two percent (2%) over the per annum rate of interest equal to the prime lending rate as may from time to time be published in the Wall Street Journal under "Money Rates"; provided, the interest rate shall never exceed the maximum lawful rate permitted by applicable law.

Limitation of Remedies, Liability and Damages. THE PARTIES CONFIRM THAT THE
---------------------------------------------
EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED HEREIN SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY HEREIN PROVIDED, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES

RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE LIQUIDATED DAMAGES CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

Taxes. Each party shall pay any taxes or other fees that are associated with its
-----
respective purchase or sale of the Allowances as described herein.

Assignment. Neither party shall assign this transaction or its rights hereunder
----------
without the prior written consent of the other party. Upon any assignment made in compliance with this section, this transaction shall inure to and be binding upon the successors and assigns of the assigning party. Notwithstanding the foregoing, either party may, without the need for consent from the other party (and without relieving itself from liability hereunder), (a) transfer, pledge or assign this transaction as security for any financing with financial institutions; (b) transfer or assign this transaction to an affiliate of such party provided that such assignee has substantially equivalent financial capability to the assignor; or (c) transfer or assign this transaction to any person or entity succeeding to all or substantially all of the assets of such assignor; provided, however, in each case, that any such assignee shall agree to be bound by the terms and conditions thereof.

Notices. Any notice, request, demand, statement or payment provided for herein
-------
to either Seller or Buyer shall be confirmed in writing and shall be made as specified below. A notice sent by facsimile transmission shall be deemed received by the close of the business day on which such notice was transmitted or such earlier time as confirmed by the receiving party and notice by overnight mail or courier shall be deemed to have been received two (2) business days after it was sent or such earlier time as is confirmed by the receiving party unless it confirms a prior verbal communication, in which case any such notice shall be deemed received on the day sent.

Notices & Correspondence:                   Payments & Invoices:
PG&E Energy Trading-Power, L.P.             PG&E Energy Trading-Power, L.P.
7500 Old Georgetown Road                    7500 Old Georgetown Road
Bethesda, Maryland 20814                    Bethesda, Maryland 20814
Attn:  Emissions Trader                     Attn: Director, Power Accounting
Telephone:  (301) 280-6600                  Telephone: (301) 280-6600
Fax:        (301) 280-6912                  Fax:  (301) 280-6601 or 280-6604

Scrubgrass Generating Company L.P.          Scrubgrass Generating Company L.P.
Buzzard Power Corporation                   Buzzard Power Corporation
2151 Lisbon Road                            2151 Lisbon Road
Kennerdell, PA  16374                       Kennerdell, PA  16374
Attn:  General Manager                      Attn: Accounting
Telephone:  (814) 385-6661 x15              Telephone: (814) 385-6661
Fax:        (814) 385-6704                  Fax:       (814) 385-6704
with a copy to:
Assistant General Counsel                   Assistant General Counsel
Scrubgrass Generating Company, L.P.         PG&E Energy Trading-Power, L.P.
7500 Old Georgetown Road, 13th Floor        7500 Old Georgetown Road, 13th Floor
Bethesda, MD 20814                          Bethesda, MD 20814
Telephone:  (301) 280-6800                  Telephone: (301) 280-6600
Fax:        (301) 280-6913                  Fax:       (301) 280-6060

Payments by Wire Transfer:
Boston Safe Deposit and Trust Company
Account Title: PG&E Energy Trading-Power, L.P.
Account Number: 145513
ABA Number: 011 001 234

Bankers Trust Company, NY
Corporate Trust Agency Group
Account Title: Venango (Scrubgrass) Operating A/C
Account Number: 01419647
ABA Number: 021001033

From time to time Seller and/or Buyer may change the foregoing addresses by sending notice of such change in accordance with this section.

Representations and Warranties. Seller hereby represents and warrants to Buyer
------------------------------
as follows:

                  (a) Seller has and, at all times during the term of this transaction will have, all necessary power and authority to execute, deliver and perform its obligations hereunder.

                  (b) The execution, delivery and performance of this transaction by Seller have been duly authorized by all necessary action and do not violate any of the terms or conditions of Seller's governing documents, or any contract to which it is a party, or any law, rule, regulation, order, judgment or other legal or regulatory determination applicable to Seller.

                  (c) There is no pending or threatened litigation, arbitration or administrative proceeding that materially adversely affects Seller's ability to perform this transaction.

                  (d) Seller is, or will be prior to any transfer to Buyer, the owner, free and clear of any liens, encumbrances, charges, agreements or claims, of the Allowances herein being transferred.

Seller makes NO representations or warranties as to the following:

                  (a) There is no warranty or representation that Buyer's use for compliance or transferability or merchantability of these Allowances will not be challenged by a government agency, private party, or other interested third party. Except as expressly set forth in this transaction letter, Seller expressly negates any other representations or warranties, whether written or oral, and whether express or implied.

Buyer hereby represents and warrants to Seller as follows:

                  (a) Buyer has, and at all times during the term of this transaction will have, all necessary power and authority to execute, deliver and perform its obligations hereunder.

                  (b) The execution, delivery and performance of this transaction by Buyer have been duly authorized by all necessary action and do not violate any of the terms or conditions of Buyer's governing documents, or any contract to which it is a party, or any law, rule, regulation, order, judgment or other legal or regulatory determination applicable to Buyer.

                  (c) There is no pending or threatened litigation, arbitration or administrative proceeding that materially adversely affects Buyer's ability to perform this transaction.

Entire Agreement. This transaction letter is the final and entire agreement
----------------
between the parties. No modification or amendment of this transaction letter shall be effective or binding unless set forth in writing signed by both parties.

No Waiver. Waiver of any breach of this transaction shall not be construed as a
---------
waiver of any other breach.

Governing Law. INCLUDING ANY COUNTERCLAIMS AND CROSS CLAIMS ASSERTED IN SUCH
-------------
ACTION, THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF _____, INCLUDING THE UNIFORM COMMERCIAL CODE, WITHOUT REGARD TO THE LAWS OF SUCH STATE REQUIRING THE APPLICATION OF THE LAWS OF ANOTHER STATE. It is agreed that this transaction is enforceable as a "qualified financial contract" within the meaning of New York General Obligations Law
Section 5-701(b).

Confidentiality.       Except as provided in this Section, neither party shall
---------------
publish, disclose, or otherwise divulge Confidential Information to any person, at any time during or after the term of this transaction, without the other party's prior express written consent. Each party shall permit knowledge of and access to the Confidential Information only to those of its corporate affiliates, attorneys, accountants, representatives, agents and employees who have a need to know related to this transaction.

         If required by any law, statute, ordinance, decision, order or regulation passed, adopted, issued or promulgated by a court, governmental agency or authority having jurisdiction over a party, that party may release Confidential Information, or a portion thereof, to the court, governmental agency or authority, as required by the applicable law, statute, ordinance, decision, order or regulation, and a party may disclose Confidential Information to accountants in connection with audits, provided that such party has notified the other party of the required disclosure, such that the other party may attempt (if such party so chooses) to cause that court, governmental agency, authority or accountant to treat such information in a confidential manner and to prevent such information from being disclosed or otherwise becoming part of the public domain.

         This Section survives for a period of one (1) year following the expiration or termination of this transaction.

Please confirm that the terms stated herein accurately reflect the agreement reached between PGET and Counterparty by returning an executed copy of this transaction letter via facsimile to PGET at (301) 280-6060. Your response should reflect the appropriate party in your organization who has the authority to enter into the transaction.

PG&E ENERGY TRADING - POWER, L.P.
By:  PG&E Energy Trading Holdings
Corporation - its sole general partner

By: /s/ Sarah M. Barpoulis
   -----------------------
Name: Sarah M. Barpoulis
      Senior Vice President

ACCEPTED AND AGREED:

SCRUBGRASS GENERATING COMPANY, L.P.

By: /s/ Gary F. Weidenger
   ----------------------
Name:  Gary F. Weidenger
Title: Senior Vice President

                                    Exhibit B

                    Identification of NOx Emission Allowances

-------------------------------------------------------------------------------
           Originating State               Vintage Year            Quantity
-------------------------------------------------------------------------------
             Pennsylvania                      2003                150 tons
-------------------------------------------------------------------------------
             Pennsylvania                      2004                140 tons
-------------------------------------------------------------------------------
             Pennsylvania                      2005                140 tons
-------------------------------------------------------------------------------
             Pennsylvania                      2006                140 tons
-------------------------------------------------------------------------------
             Pennsylvania                      2007                140 tons
-------------------------------------------------------------------------------